UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2009

Commission file number 000-04689

Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0907434 (I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota (Address of principal executive offices)	55416 (Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

Louis L. Ainsworth, Senior Vice President, Secretary and General Counsel of Pentair, Inc. (the “Company”), has entered into a prearranged stock trading plan to sell a portion of his Company stock in order to diversify his investment portfolio and to pay taxes. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

Rule 10b5-1 plans permit directors and officers who are not in possession of material, non-public information to establish prearranged plans to buy or sell company stock. Once the plan is in place, the executive may not retain or exercise any discretion over trading under the plan, although the executive may later amend or terminate the plan. The broker administering the plan is authorized to trade company shares in volumes and at times determined independently by the broker, subject to limitations set forth in the plan.

The plan provides for the sale over a period of approximately six months, of less than 10 percent of Mr. Ainsworth’s aggregate holdings, as of the date hereof, of Company stock and stock options exercisable within 60 days. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities Exchange Commission. The Form 4 filings will also be posted on Pentair’s investor relations Web site.

The plan was adopted during an authorized trading period at a time when Mr. Ainsworth was not in possession of material, non-public information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 4, 2009.

PENTAIR, INC.
Registrant

By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer